UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2008

CHINA WIND SYSTEMS, INC.

(Exact name of registrant as specified in Charter)

Delaware	33-16335	74-2235008
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China

 (Address of Principal Executive Offices)

(86) 510-8338-6339

 (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 – 9725
E-mail: alevitsky@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 17, 2008, China Wind Systems, Inc., a Delaware corporation (the “Company”), entered into a purchase agreement with Eos Holdings LLC for the sale of a 17.4% subordinated note, due six months from the date of issuance (the “Note”) in the principal amount of $575,000, for a purchase price of $575,000. Under the terms of the Purchase Agreement and the Note, the Company may prepay the Note, in whole or in part, at any time prior to the maturity date of the Note upon five (5) days’ oral or written notice to Eos Holdings LLC.

As a condition to the sale of the Note, the purchase agreement requires that Eos Holdings exercise certain common stock purchase warrants having a total exercise price of not less than $175,000, at a per share exercise price of $.58. On October 17, 2008, Eos Holdings purchased the Note and exercised the warrants. Such warrants were exercised notwithstanding the Company’s right to redeem the warrants for $.01 per share if (i) the trading price of the common stock was at least $1.16 or 200% of the exercise price for the last 20 consecutive trading days and (ii) that the trading volume on each day in the computation period was at least 1,000 shares.

Payment of the Company’s obligations of the Note are secured by a pledge of and conversion right with respect to 959,000 shares (the “Pledged Shares”) of the Company’s common stock owned by Jianhua Wu, the Company’s chief executive officer and principal stockholder. The pledge and conversion right enables Eos Holdings LLC to convert any or all of the principal amount of the Note into Pledged Shares at any time or from time to time until the Note shall be paid in full or until Eos shall have exercised the conversion right in full, at a conversion price of $.60 per share (the “Conversion Price”). The number of Pledged Shares to be delivered shall be determined by dividing the principal amount of the Note being converted by the Conversion Price, with any fractional shares to be rounded to the nearest whole share. The Pledged Shares shall be held in escrow.

In connection with the issuance of the Note, on October 17, 2008, the Company entered into a consulting agreement with Eos Asia Investments Ltd., an affiliate of Eos Holdings, for the provision of consulting services. Pursuant to the consulting agreement, the Company shall pay consulting fees at a rate of $31,662.50 per month until the Company repays the Note in full or until Eos Holdings LLC exercises its right to receive the Pledged Shares.

Assuming the Note is paid on the maturity date of April 17, 2009, the total payments made by the Company as interest on the Note and as consulting fees under the consulting agreement would total $240,000.

Item 3.02.	Unregistered Sales of Equity Securities.

On October 14, 2008, the Company entered into subscription agreements with certain investors for the private placement of an aggregate of 225,000 shares of the Company’s common stock, at a purchase price of $0.60 per share, for an aggregate purchase price of $135,000. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. Each of the investors is either (a) an “accredited investors” as defined in Rule 501 of Securities and Exchange Commission under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such investor was acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each Investor understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	17.4% Subordinated Note, dated October 17, 2008.
99.1	Purchase Agreement, dated October 17, 2008, by and between China Wind Systems, Inc. and Eos Holdings LLC.
99.2	Consulting Agreement, dated October 17, 2008, by and between China Wind Systems, Inc. and Eos Asia Investments Ltd.
99.3	Pledge and Conversion Right Agreement, dated October 17, 2008, by and between Jianhua Wu and Eos Holdings LLC.
99.4	Form of Subscription Agreement, dated October 14, 2008 for the sale of shares of common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2008		China Wind Systems, Inc.

	By:	/s/ Adam Wasserman
Adam Wasserman
Chief Financial Officer

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